Exhibit 10.1

AMENDMENT NO. 3 TO

EMPLOYMENT AGREEMENT

FOR KEITH JACKSON

WHEREAS, ON Semiconductor Corporation (“Company”) and Keith Jackson (“Executive”) entered into an Employment Agreement dated as of November 10, 2002 (“Agreement”);

WHEREAS, all defined terms used herein shall have the meanings set forth in the Agreement unless specifically defined herein;

WHEREAS, on November 19, 2002, the Company and Executive entered into Amendment No. 1 to the Agreement clarifying the Effective Date of the Agreement;

WHEREAS, on March 21, 2003, the Company and Executive entered into Amendment No. 2 to the Agreement clarifying the Option to purchase shares of common stock of the Company;

WHEREAS, on May 19, 2005 and May 18, 2005 the Board of Directors (“Board”) and Compensation Committee (“Committee”), respectively, considered and approved an increase of the maximum bonus percentage for the Executive from 75% to 80% of Base Salary effective July 2005; and

WHEREAS, the Company and the Executive now wish to amend the Agreement to reflect the increase to the maximum bonus percentage consistent with the Board’s and Committee’s approvals and make certain related conforming changes to the Agreement.

NOW, THEREFORE, for mutual consideration the receipt of which is hereby acknowledged, the Agreement is hereby amended as follows:

1. Effective July 3, 2005, Section 2(b) of the Agreement related to “Compensation” is hereby amended by replacing such section in its entirety with the following:

“(b) In addition to the Base Salary, during the Employment Period, the Executive shall be eligible to participate in the bonus program established and approved by the Board (the “Program”) and, pursuant to the Program, the Executive may earn a bonus (the “Bonus”) on an annual or other performance period basis (a “Performance Cycle”) up to a maximum of 80% of Base Salary earned during the applicable Performance Cycle or an additional amount as approved by the Board under the Program and in each case based on certain performance criteria; provided that the Executive is actively employed by the Company on the date the Bonuses are paid under the Program, except as provided in Section 5(a) herein. The Bonus may be paid annually or more frequently depending upon the Performance Cycle, as determined by the Board and pursuant to the Program. The Bonus will be specified by the Board, and the Bonus will be reviewed at least annually by the Board.”

2. Effective July 3, 2005, Section 5(b) of the Agreement related to “Termination Payments” is hereby amended by replacing such section in its entirety with the following:

“(b) Disability or Death. If the Executive’s employment is terminated during the Employment Period as a result of the Executive’s death or Disability, the Company shall pay the Executive or the Executive’s estate, as the case may be, within thirty (30) days following the Date of Termination: (i) the Executive’s accrued but unused vacation; (ii) his accrued but unpaid Base Salary; (iii) any Bonus earned by the Executive in respect of the Company’s Performance Cycle ending immediately prior to the Date of Termination; and (iv) an amount equal to the product of (A) the Bonus earned by the Executive in the year immediately preceding the Date of Termination and (B) a fraction, the numerator of which is the number of days in the Company’s fiscal year in which the Date of Termination occurs which are prior to the Date of Termination and the denominator of which is 365. Except as provided in this Section 5(b) and in Sections 2(e), 7 and 10(d), to the extent applicable, the Company shall have no additional obligations under this Agreement.”

3. Except as otherwise specifically provided in this Amendment, all terms and conditions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the Executive and the Company have executed this Amendment as of the 19th day of May 2005.

EXECUTIVE:	Keith Jackson, in his individual capacity

	By:	/s/ KEITH JACKSON
	Name:	Keith Jackson
	Title:	Chief Executive Officer and President

CORPORATION:	ON Semiconductor Corporation

	By:	/s/ COLLEEN MCKEOWN
	Name:	Colleen McKeown
	Title:	Vice President, Human Resources

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